Exhibit 3.1

Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information Name of entity as on file with the Nevada Secretary of State : Lakeside Holding Limited Entity or Nevada Business Identification Number (NVID) : NV20232877046 2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.) Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 81.86% Or No action by stockholders are required Officer"s Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov This form must be accompanied by appropriate fees. page 1 of 3 Filed in the Office of Secretary of State State Of Nevada Business Number E34399062023-7 Filing Number 20265872017 Filed On 07/02/2026 09:18:51 AM Number of Pages 9

Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) 4. Effective date and Time: (Optional) Date: 07/02/2026 Time: 10:00 AM (must not be later than 90 days after the certificate is filed) 5. Information Being Changed: (Domestic corporations only) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted Other. The articles have been amended as follows: (provide article numbers, if available) Other Articles: ARTICLE IV SHARE OF STOCK of the Articles of Incorporation is amended to include the following: "Section 4.01 Authorized Shares. (b) The aggregate number of shares of capital stock that the Corporation will have the authority to issue includes, in addition to the Common Stock, 1,000,000,000 shares of blank check preferred stock, with a par value of $0.0001 per share (the "Preferred Stock")." "Section 4.02 Blank Check Preferred Stock The Board of Directors is authorized, subject to the limitations prescribed in Section, to provide for the issuance of the shares of blank check preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock will include, but not be limited to, the rights to determine the following: (i) The number of shares constituting that series of Preferred Stock and the distinctive designation of that series, which may be a distinguishing number, letter or title; (ii) The dividend rate on the shares of that series of Preferred Stock, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series; (iii) Whether that series of Preferred Stock will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (iv) Whether that series of Preferred Stock will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines; (v) Whether or not the shares of that series of Preferred Stock will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (vi) Whether that series of Preferred Stock will have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; (vii) The rights of the shares of that series of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up of the FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov This form must be accompanied by appropriate fees. page 2 of 3

Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (viii) Any other relative rights, preferences and limitations of that series of Preferred Stock. Each series of serial Preferred Stock, in preference to the Common Stock, will be entitled to dividends from funds or other assets legally available therefore, at such rates, payable at such times and cumulative to the extent as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of serial Preferred Stock, in preference to the Common Stock, will be entitled to receive such amount or amounts as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. Preferred Stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be canceled by the Corporation and returned to the status of authorized but unissued Preferred Stock. All shares of any series of serial Preferred Stock, as between themselves, shall rank equally and be identical; and all series of serial Preferred Stock, as between themselves, shall rank equally and be identical, except as set forth in resolutions of the Board of Directors authorizing the issuance of the series." ARTICLE IX. AMENDMENTS of the Articles of Incorporation is deleted in its entirety and replaced with the following: "(a) At least a majority (50%) of the voting shares outstanding shall be required to amend, alter, change or repeal any provision contained in these Articles of Incorporation. (b) The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) with the approval of the stockholders entitled to vote thereon, voting together as a single class, irrespective of the provisions of NRS 78.2055(3), 78.207(3) or 78.390(2), and no vote of the holders of any class or series of Common Stock or Preferred Stock voting separately as a class or series shall be required therefor (and any such right otherwise provided under NRS 78.2055(3), 78.207(3) or 78.390(2) is hereby specifically denied), unless a vote of a ShareName ShareType SharesQuantity SharesValue ShareTypeName (attach additional page(s) if necessary) 6. Signature: (Required) X Signature of Officer, Incorporator or Authorized Signer Long Yi Title Officer *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov This form must be accompanied by appropriate fees. page 3 of 3

1 AMENDED AND RESTATED ARTICLES OF INCORPORATION OF LAKESIDE HOLDING LIMITED a Nevada corporation On February 12, 2026, Lakeside Holding Limited (the "Company") held its 2026 annual meeting of stockholders (the "Annual Meeting") and approved the amendments to the Articles of Incorporation as reflected in these Amended and Restated Articles of Incorporation as of June 29, 2026: ARTICLE I NAME The name of the Corporation is: LAKESIDE HOLDING LIMITED ARTICLE II PURPOSE This Corporation is organized for the purpose of pursuing any lawful activity, and engaging in any and all general business activities related or incidental thereto ARTICLE III RESIDENT AGENT & REGISTERED OFFICE Section 3.01 Resident Agent. The name and address of the resident agent for service of process is: KPS Leslie, LLC Section 3.02 Registered Office. The address of its registered office is: 3275 South Jones Blvd., Suite 105 Las Vegas, Nevada 89146 Section 3.03 Other Offices. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Any meeting of the directors and/or stockholders held outside the Filed in the Office of Secretary of State State Of Nevada Business Number E34399062023-7 Filing Number 20265872017 Filed On 07/02/2026 09:18:51 AM Number of Pages 9

2 State of Nevada shall have the same effect as if held in the State of Nevada. ARTICLE IV SHARES OF STOCK Section 4.01 Authorized Shares. (a) The amount of the total authorized capital stock of this Corporation consists of 2,000,000,000 shares with a par value of $0.0001 per share, designated as Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors." (b) The aggregate number of shares of capital stock that the Corporation will have the authority to issue includes, in addition to the Common Stock, 1,000,000,000 shares of blank check preferred stock, with a par value of $0.0001 per share (the "Preferred Stock")." Section 4.02 Blank Check Preferred Stock. The Board of Directors is authorized, subject to the limitations prescribed in Section, to provide for the issuance of the shares of blank check preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock will include, but not be limited to, the rights to determine the following: (i) The number of shares constituting that series of Preferred Stock and the distinctive designation of that series, which may be a distinguishing number, letter or title; (ii) The dividend rate on the shares of that series of Preferred Stock, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series; (iii) Whether that series of Preferred Stock will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (iv) Whether that series of Preferred Stock will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines; (v) Whether or not the shares of that series of Preferred Stock will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

3 (vi) Whether that series of Preferred Stock will have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; (vii) The rights of the shares of that series of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (viii) Any other relative rights, preferences and limitations of that series of Preferred Stock. Each series of serial Preferred Stock, in preference to the Common Stock, will be entitled to dividends from funds or other assets legally available therefore, at such rates, payable at such times and cumulative to the extent as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of serial Preferred Stock, in preference to the Common Stock, will be entitled to receive such amount or amounts as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. Preferred Stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be canceled by the Corporation and returned to the status of authorized but unissued Preferred Stock. All shares of any series of serial Preferred Stock, as between themselves, shall rank equally and be identical; and all series of serial Preferred Stock, as between themselves, shall rank equally and be identical, except as set forth in resolutions of the Board of Directors authorizing the issuance of the series." ARTICLE V DIRECTORS Section 5.01 Governing Board. The members of the governing board of the Corporation shall be styled as directors. Section 5.02 Initial Board of Directors. The initial Board of Directors shall consist of one(1) member. The names and addresses of the member of the Board of Directors is as follows: Henry Liu 1475 Thorndale Ave Suite A Itasca, IL 60143 Each Director shall serve as a Director until the first annual meeting of the stockholders or until their successor(s) shall have been elected and qualified. Section 5.03 Change in Number of Directors. The number of directors may be

4 increased or decreased to any number of full-age members by a majority vote of the shareholders as provided in the Bylaws of the Corporation, but such number of members shall not be increased above the maximum of ten (10) full-age members nor decreased below a minimum of one (1) full- age member. ARTICLE VI INCORPORATOR The name and address of the incorporator is: Shuai Li 1475 Thorndale Ave Suite A Itasca, IL 60143 ARTICLE VII DIRECTORS' AND OFFICERS' LIABILITY A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of the Business Judgment Rule. This Article, however, shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud, breach of fiduciary duty or a knowing violation of law, or (ii) the payment of distributions in violation of NRS 78.300. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

5 ARTICLE VIII INDEMNITY Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, or upon receipt of an undertaking or surety by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or thereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, or employee for any and all services or conduct rendered on behalf of the Corporation during such director's officer's, or employee's tenure with the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

6 ARTICLE IX AMENDMENTS (a) At least a majority (50%) of the voting shares outstanding shall be required to amend, alter, change or repeal any provision contained in these Articles of Incorporation. (b) The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) with the approval of the stockholders entitled to vote thereon, voting together as a single class, irrespective of the provisions of NRS 78.2055(3), 78.207(3) or 78.390(2), and no vote of the holders of any class or series of Common Stock or Preferred Stock voting separately as a class or series shall be required therefor (and any such right otherwise provided under NRS 78.2055(3), 78.207(3) or 78.390(2) is hereby specifically denied), unless a vote of any such holder is expressly required pursuant to these Articles or set forth in the applicable certificate of designation. (c) No action by the stockholders is required if the proposed amendment to the Articles of Incorporation consists only of a change in the name of the corporation." I hereby certify that I am the duly appointed and Secretary of LAKESIDE HOLDING LIMITED and that the foregoing Amended and Restated Articles of Incorporation reflects the changes as duly adopted and approved by the shareholders at the Annual Meeting. IN WITNESS WHEREOF, I have executed these Articles on this 29th day of June, 2026. ________________________________ Long Yi, Secretary